PROXY
                            INTERPOINT CORPORATION
                              10301 WILLOWS ROAD
                                P.O. BOX 97005
                            REDMOND, WA 98073-9705

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS FEBRUARY 21, 1996 This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Peter H. van Oppen and Leslie S. Rock, and either of them, with full powers of substitution, attorneys and proxies to vote all shares of stock of the undersigned entitled to vote at the Annual meeting of Shareholders of Interpoint Corporation ("Interpoint") to be held at the Hyatt Regency Bellevue at Bellevue Place, 900 Bellevue Way N.E., Bellevue, Washington on February 21, 1996 at 10:00 am and any adjournment or postponements thereof with all powers the undersigned would possess if personally present.

                 (Continued and to be signed on reverse side)

The Board of Directors recommends a vote
"FOR " ELECTION OF DIRECTORS

1. ELECTION OF DIRECTORS              / / FOR all nominees listed
   Nominees: Christopher T. Bayley        (except as indicated)
             John W. Stanton
             Peter H. van Oppen       / / WITHHOLD AUTHORITY to vote
             Walter F. Walker             for all nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below)
             _______________________________________________

2. Approve the adoption of the Interpoint Corporation 1995 Stock Option and Award Plan.

     / / FOR     / / AGAINST     / / ABSTAIN

3. Such other matters as may properly come before the Meeting. The Board of Directors at present know of no other matters to be brought before the Meeting.

The proxy will be voted in accordance with the instructions given. Unless revoked or otherwise instructed, the shares represented by this proxy will be voted for proposals 1 and 2 and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the Meeting or any adjournment or postponement thereof.

           PLEASE DATE AND MAIL IN ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s)____________________________________   Date____________________
Please sign as your name appears hereon. Trustees, Guardians, Personal and other Representatives, please indicate full titles.